SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  July 24, 2003

                           CORNICHE GROUP INCORPORATED
                           ---------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

       0-10909                                                  22-2343568
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Commission File Number                                         IRS Employer
                                                            Identification No.

        330 SOUTH SERVICE ROAD, SUITE 120, MELVILLE, NEW YORK  11747
        ---------------------------------------------------------------
            (Address of principal executive offices)         (Zip Code)

                                  631-574-4955
                                  ------------
                          Registrant's Telephone Number

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

      Corniche Group Incorporated (the "Company") issued the press release annexed hereto announcing the change of the Company's name to "Phase III Medical, Inc." The name change became effective upon the filing of the Certificate of Amendment of Certificate of Incorporation of the Company annexed hereto on July 24, 2003.

                                    * * * * *

This Report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent management's judgment regarding future events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements due to a number of factors. These factors include the risk that the Company will be unable to raise capital, to enter successfully or exploit opportunities in the biotech or medical business, to have appropriate personnel, or the risks inherent in any new business venture or those detailed in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise the information contained in this Report whether as a result of new information, future events or circumstances or otherwise.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 3.1       Certificate of Amendment of Certificate of Incorporation
Exhibit 99.1      Press Release

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CORNICHE GROUP INCORPORATED

                                             By: /s/ Mark Weinreb
                                                 ------------------------
                                                 Mark Weinreb
                                                 President

Dated: July 24, 2003


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